SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 6, 2021

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)
6th Floor A, Chuangxin Yilu, No. 2305, Technology Chuangxincheng, Gaoxin Jishu Chanye Technology Development District, Harbin City. Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)
86 (0451) 5862-8171
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendment to Articles of Incorporation.

On October 6, 2021 Organic Agricultural Company Limited (“Organic Agricultural”) filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State. The Certificate of Amendment:

●	increased the authorized shares of stock to 275,000,000, consisting of 274,000,000 shares of common stock and 1,000,000 shares of preferred stock; and

●	implemented a 5.16-for-1 forward split of the outstanding common stock.

The Effective Time of the increase in authorized shares and forward split will be 6:00 P.M. on October 21, 2021, at which time Organic Agricultural will issue an additional 4.16 shares of common stock to the holder of each outstanding share of common stock. In the event that any shareholder owns a fractional share as a result of the forward split, Organic Agricultural will issue to that shareholder an additional fraction of a share as is necessary to increase the fractional share to a full share.

Item 9.01 Financial Statements and Exhibits

Exhibits

3-a	Certificate of Amendment to Articles of Incorporation filed on October 6, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: October 11, 2021	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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